Exhibit 10.3F

June 24, 2013

Advanced Drainage Systems, Inc.

4640 Trueman Blvd.

Hilliard, OH 43026

Re:	Supplement to Amendment No. 5 to Amended and Restated Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Amendment No. 5 to Amended and Restated Private Shelf Agreement dated June 12, 2013 (“Amendment No. 5”), pursuant to which the Amended and Restated Private Shelf Agreement, dated as of September 24, 2010, as previously amended by that certain Amendment No. 1 to Amended and Restated Private Shelf Agreement dated December 12, 2011, Limited Waiver and Amendment No. 2 to Amended and Restated Private Shelf Agreement dated March 9, 2012, Amendment No. 3 to Amended and Restated Private Shelf Agreement dated March 30, 2012 and Amendment No. 4 to Amended and Restated Private Shelf Agreement dated April 26, 2013 (as amended thereby and by Amendment No. 5, the “Note Agreement”), between Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), on one hand, and Prudential Investment Management, Inc. (“Prudential”) and each other Prudential Affiliate as therein defined which becomes bound by certain provisions thereof as therein provided, on the other hand, was further amended. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Amendment No. 5.

The Company has requested a supplement to Amendment No. 5 as set forth below and Prudential and the holders of the Notes executing this letter are willing to agree to such supplement on the terms and conditions set forth herein. Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1. Supplement. Effective as of the Effective Date of Amendment No. 5, the parties hereto agree that Amendment 5 is hereby supplemented to insert the following amendments to the Note Agreement:

1.15. Paragraph 4E(1) is hereby amended and restated to read as follows:

“4E(1). Notice of Asset Sale Prepayment. If, at the time of any sale, lease, transfer or other disposition of assets permitted under paragraph 6H resulting in either (i) net cash proceeds greater than $5,000,000 or (ii) the Company and/or any of its Subsidiaries receiving greater than $20,000,000 in aggregate in net cash proceeds from all such transactions, the Company’s Leverage Ratio is equal to or greater than 3.25 to 1.00, then within five (5) Business Days of such sale, lease, transfer or other disposition of assets, the Company shall make an offer to prepay Notes from such net proceeds pursuant to this paragraph 4E by giving written notice of such proposed asset sale to each holder of the Notes. Such notice shall contain and constitute an offer to prepay the Notes as described in paragraph 4E(3) and shall be accompanied by the certificate described in paragraph 4E(6).”

1.16. Paragraph 4F(1) is hereby amended and restated to read as follows:

“4F(1). Notice of Receipt of Insurance or Condemnation Proceeds. If, at the time of receipt by the Company, any Subsidiary or the Collateral Agent of any insurance proceeds with respect to assets of any the Company or its Subsidiaries or condemnation proceeds with respect to assets of the Company or its Subsidiaries taken as a result of an Official Body’s exercise of or threat to exercise the power of eminent domain, condemnation of similar power, when such insurance or condemnation proceeds are greater than $5,000,000, the Company’s Leverage Ratio is equal to or greater than 3.25 to 1.00, then within five (5) Business Days after the receipt of such proceeds, the Company shall make an offer to prepay Notes pursuant to this paragraph 4F by giving written notice of such proposed prepayment to each holder of the Notes. Such notice shall contain and constitute an offer to prepay the Notes as described in paragraph 4F(3) and shall be accompanied by the certificate described in paragraph 4F(6).”

1.17. Paragraph 4G(1) is hereby amended and restated to read as follows:

“4G(1). Notice of Equity Issuance. If at the time of issuance by a Transaction Party of (A) any equity security for cash proceeds, (excluding any cash proceeds received with respect to (i) any capital contribution to the Company or its Subsidiaries by the Company or its Subsidiaries or by the Sponsor or any owner of equity securities in Company or its Subsidiaries on the initial Closing Day (after giving effect to the Transaction), or (ii) any issuance or sale of any equity security (a) to the Company or its Subsidiaries, (b) constituting directors’ qualifying shares, (c) to management or employees of the Company or its Subsidiaries under any employee stock option, stock purchase plan, employee benefit plan or other similar arrangements in existence from time to time, (d) to the Sponsor with respect to the Transaction, (e) as consideration for or to finance a Permitted Acquisition) or in connection with a Public Offering, or (B) any Indebtedness permitted by paragraph 6B(xiii), the Company’s Leverage Ratio is equal to or greater than 3.25 to 1.00 then within five (5) Business Days of such issuance the Company shall make an offer to prepay Notes from 50% of the net cash proceeds of any equity issuance or capital contribution or 100% of the net proceeds of such Indebtedness pursuant to this paragraph 4G by giving written notice of such proposed prepayment to each holder of the Notes. Such notice shall contain and constitute an offer to prepay the Notes as described in paragraph 4G(3) and shall be accompanied by the certificate described in paragraph 4G(6).”

1.18. Paragraph 10B is hereby amended by amending and restating the definition of “Leverage Ratio” to read as follows:

“Leverage Ratio” shall mean, as of any date, the ratio of consolidated total Indebtedness of the Company and its Subsidiaries as of such date (excluding (i) any Indebtedness arising from reimbursement obligations (contingent or otherwise) under standby letters of credit in an aggregate amount not exceeding $10,000,000 and (ii) obligations with respect to interest rate swaps, fuel hedges and other commodity hedging arrangements and related marked-to-market liabilities, but including termination obligations arising by reason of the termination or close out of such interest rate swaps, fuel hedges and other commodity hedge arrangements the value of which being determined as of such time of such termination or close out in accordance with the terms of such agreements) to Consolidated EBITDAE, for the four fiscal quarters then ended on such date (or, if such date is not the last day of the fiscal quarter, the last day of the fiscal quarter most recently ended prior to such date).

SECTION 2. Representations and Warranties. The Company represents and warrants to Prudential and each holder of a Note that (i) the execution and delivery of this letter agreement has been duly authorized by all necessary corporate action on behalf of the Company and each Guarantor, (ii) this letter agreement has been executed and delivered by a duly authorized officer of the Company and each Guarantor, (iii) the Company and each Guarantor has obtained all authorizations, consents, and approval necessary for the execution, delivery and performance of this letter agreement and such authorizations, consents and approval are in full force and effect and (iv) after giving effect hereto (a) each representation and warranty set forth in paragraph 8 of the Note Agreement is true and correct as of the date of the execution and delivery of this letter by the Company with the same effect as if made on such date (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date and except that the representation and warranty set forth in: (1) paragraph 8D shall be interpreted to be addressing only the Company and its Material Subsidiaries, (2) paragraph 8F shall be interpreted to be addressing only the Company and its Material Subsidiaries and (3) paragraph 8Q shall be interpreted to be addressing only the Company and the Guarantors, (b) no Event of Default or Default exists.

SECTION 3. Reference to and Effect on Note Agreement; Ratification of Note Agreement. Upon the effectiveness of the amendments to Amendment No. 5 made in this letter agreement, each reference to Amendment No. 5 in any other document, instrument or agreement shall mean and be a reference to Amendment No. 5 as supplemented by this letter agreement. Except as specifically set forth in Section 1 hereof, each of Amendment No. 5 and the Note Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend Amendment No. 5, the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of any holder of a Note, or (c) constitute a waiver of, or consent to any departure from, any provision of Amendment No. 5, the Note Agreement or any Note at any time. Nothing contained in this letter agreement shall be construed as a course of dealing or other implication that Prudential and any holder of a Note has agreed to or is prepared to grant any consents or agree to any amendments to the Note Agreement (or supplement any amendment thereto) or any Note in the future, whether or not under similar circumstances.

SECTION 4. Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential or any holder of a Note, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential or such holder of a Note in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of Company under this Section 4 shall survive transfer by any holder of a Note of any Note and payment of any Note.

SECTION 5. Governing Law. THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 6. Reaffirmation. Each Guarantor hereby consents to the foregoing supplement to Amendment No. 5 and hereby ratifies and reaffirms all of their payment and performance obligations, contingent or otherwise, under the Guaranty Agreement after giving effect to such supplement. Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendments, that the Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement continues to guaranty the Guarantied Obligations (as defined in the Guaranty Agreement) arising under or in connection with the Note Agreement or any of the Shelf Notes, as the same are amended by this letter agreement.

SECTION 7. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Very Truly Yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ David Quackenbush
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ David Quackenbush
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By:	/s/ David Quackenbush
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ David Quackenbush
Vice President

Accepted and Agreed:

COMPANY:

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ Mark B. Sturgeon
Name:	Mark B. Sturgeon
Title:	Secretary and Treasurer

GUARANTORS:

STORMTECH LLC

By:	/s/ Mark B. Sturgeon
Name:	Mark B. Sturgeon
Title:	Secretary and Treasurer